RESTRICTED STOCK UNIT AGREEMENT UNDER THE MERCURY SYSTEMS, INC. 2025 LONG TERM INCENTIVE PLAN Name of Grantee: #ParticipantName# No. of Phantom Stock Units Granted: #QuantityGranted# Grant Date: #GrantDate# Pursuant to the Mercury Systems, Inc. 2025 Long Term Incentive Plan as amended through the date hereof (the “Plan”), Mercury Systems, Inc. (the “Company”) hereby grants a restricted stock unit award consisting of the number of phantom stock units listed above (an “Award”) to the Grantee named above. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them under the Plan. Each phantom stock unit shall relate to one Share of Common Stock of the Company, subject to the restrictions and conditions set forth herein and in the Plan. 1. Restrictions on Transfer of Award. This Agreement and the underlying Award shall be subject to the restrictions on transferability set forth in Section 14(g) of the Plan until (i) the phantom stock units have vested as provided in Section 2 of this Agreement, and (ii) Shares have been issued pursuant to Section 4 of this Agreement. 2. Vesting of Phantom Stock Units. The phantom stock units shall vest in accordance with the schedule set forth below, subject to the acceleration events provided for under Paragraph 3. Incremental Number of Phantom Stock Units Vested Vesting Date #VestQty_1# #VestDate_1# #VestQty_2# #VestDate_2# #VestQty_3# #VestDate_3# 3. Termination of Service Prior to Full Vesting. In the event of the Grantee’s Termination of Service prior to the vesting of all phantom stock units hereunder, then the consequences of such termination shall be as follows: (a) If (i) on or after the Grant Date (and prior to receiving any notice of termination of employment by the Company for any reason), the Grantee provides at least six months’ written notice of their termination of employment (the date of termination so indicated on such notice, the “Retirement Date”) to their manager with a copy to their local Human Resources Business Partner and to the Company’s Chief Human Resources Officer, (ii) as of the date of the Grantee’s termination of employment, the Grantee has at least five years of credited employment service with the Company and its Subsidiaries and is at least 60 years of age, (iii) the Grantee’s termination of employment is not for Cause, nor has the Grantee performed, or failed to perform, any acts as of the date of termination that with or without notice or the passage of time or both would constitute Cause, and (iv) no later than the date that is 60 days following

2 the Grantee’s termination of employment, the Grantee shall have satisfied the Release Condition (as defined below), then the vesting date of all phantom stock units that would have vested following the Grantee’s termination of employment shall be accelerated to the date that is 60 days following the Grantee’s termination of employment; provided, that the Company may accelerate the Grantee’s Retirement Date in its sole discretion, which accelerated date shall be the date on which the Grantee’s employment shall terminate and be deemed to be a voluntary termination of employment by the Grantee under any applicable employment agreement or policy with the Company and its Subsidiaries; provided, further, that in the event of such acceleration, the service and age requirements set forth in clause (ii) above shall be applied without giving effect to any such acceleration, and on a basis that assumes the Grantee would have maintained employment with the Company and its Subsidiaries through the unaccelerated Retirement Date; provided, further, that the Company and the Grantee may mutually agree to extend the Grantee’s Retirement Date, in which case the Grantee shall not be required to provide a further notice pursuant to clause (i) above. (b) If the Grantee’s Termination of Service is by reason of death or Disability, then the vesting date for all remaining phantom stock units that have not yet vested shall be accelerated to be the date of such termination. (c) Any unvested phantom stock units that do not become vested under Paragraph (a) or (b) above shall be automatically forfeited to the Company. (d) For purposes of this Agreement, the “Release Condition” shall be the Grantee’s execution of a general release, which is no longer revocable, of all claims in the form prescribed by the Company in its sole discretion. 4. Receipt of Shares of Stock. (a) As soon as practicable following each vesting date (without giving effect to the acceleration of any such date pursuant to Section 3(a) above), the Company shall direct its transfer agent to issue to the Grantee in book entry form the number of Shares equal to the number of phantom stock units credited to the Grantee that have vested pursuant to Section 2 of this Agreement on such date in satisfaction of such phantom stock units. (b) In each instance above, the issuance of Shares shall be subject to the payment by the Grantee by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 6 of this Agreement. 5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2 of the Plan. 6. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event, pay to the Company or make arrangements satisfactory to the Committee for payment of taxes required by law to be withheld on account of such taxable event.

3 7. Miscellaneous. (a) Except as otherwise set forth herein, notice hereunder shall be given to the Company at its principal corporate headquarters to the attention of its legal department, and shall be given to the Grantee at their address on file with the Company’s stock plan administrator. (b) This Agreement does not confer upon the Grantee any rights with respect to continuation of employment or service with the Company or any Subsidiary. MERCURY SYSTEMS, INC. By: Steve Ratner Title: Chief Human Resources Officer The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Dated: #AcceptanceDate# #ParticipantName# Grantee’s Signature